POWER OF ATTORNEY
SELECTED AMERICAN SHARES, INC.
(1933 Act No. 2-10699, 1940 Act No. 811-51)
SELECTED INTERNATIONAL FUND, INC.
(1933 Act No. 2-27514, 1940 Act No. 811-1550)
CLIPPER FUNDS TRUST
(1933 Act No. 333-124255, 1940 Act No. 811-21758)
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Lisa Cohen and Kenneth Eich, as the undersigned's attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any document to be filed with the Securities and Exchange Commission and all other state or federal regulatory authorities, including but not limited to post-effective amendments to the registration statement under the Securities Act of 1933 and/or the Investment Company Act of 1940, whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith. Each of the undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date listed below.
REGISTRANTS:
Selected American Shares, Inc.
Selected International Fund, Inc.
Clipper Funds Trust
By:          /s/ James J. McMonagle     Date:7/23/2021
James J. McMonagle
Chairman of the Board of Directors

OFFICERS:
/s/ Kenneth Eich               Date:7/23/2021
Kenneth Eich
Principal Executive Officer and Executive Vice President of each Registrant
/s/ Douglas Haines               Date:7/23/2021
Douglas Haines
Treasurer, Chief Financial Officer, and Chief Accounting Officer of each Registrant

DIRECTORS:
(of each Registrant)
/s/ Francisco Borges               Date:7/23/2021
Francisco Borges
/s/ Andrew Davis               Date:7/23/2021
Andrew Davis
/s/ Christopher Davis               Date:7/23/2021
Christopher Davis
/s/ Lawrence Harris               Date:7/23/2021
Lawrence Harris
/s/ Steven Kearsley               Date:7/23/2021
Steven Kearsley
/s/ Katherine Mac Williams               Date:7/23/2021
Katherine MacWilliams
/s/ Richard O’Brien               Date:7/23/2021
Richard O’Brien